EXHIBIT 32.2
Certification of Chief Financial Officer Pursuant to
18 U.S.C. Section 1350, as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
     In connection with the Quarterly Report on Form 10-Q of Duquesne Light Holdings, Inc. (the “Company”) for the period ending June 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Mark E. Kaplan, as Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

WITNESS the due execution hereof this 9th day of August, 2006.

/s/ Mark E. Kaplan
Mark E. Kaplan
Senior Vice President and Chief Financial Officer

     A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Duquesne Light Holdings, Inc. and will be retained by Duquesne Light Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.